REGULATION S SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made as of the 14th day of February, 1997, by and between Celebrity Entertainment, Inc., a Delaware corporation with its principal office at 214 Brazilian Ave., Suite 400, Palm Beach, FL 33480 (the "Company") and Signature Equities Agency GmbH, a German corporation ("SEAG").

                                   WITNESSETH:

      WHEREAS, SEAG desires to acquire shares of Common Stock of the Company (each such share of stock hereinafter referred to as a "Share" and all such shares being acquired hereinafter referred to collectively as the "Shares") from the Company in accordance with a Settlement Agreement and Release dated January 2, 1997 between SEAG and the Company; and

      WHEREAS, it is intended by the parties the issuance of the Shares be consummated in accordance with the requirements set forth by Regulation S promulgated under the Securities Act of 1933, as amended to date.

      NOW, THEREFORE, in consideration of the covenants, mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.    REPRESENTATIONS AND WARRANTIES OF SEAG

      SEAG hereby represents and warrants to the Company that:

      1.1 SEAG understands and agrees that the Shares acquired pursuant to this Agreement have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and are being issued in reliance upon an exemption from registration afforded by Regulation S promulgated under the 1933 Act; and that the Shares have not been registered with any state securities commission or authority. SEAG further understands that pursuant to the requirements of Regulation S the Shares acquired herein may not be transferred, sold, or otherwise exchanged prior to the expiration of forty (40) days from issuance.

      1.2   SEAG is not a "U.S. Person" within the meaning of Regulation S.

      1.3 SEAG acknowledges that it has been afforded access to all material information and publicly-filed documents concerning the Company and has received responses to all questions specifically posed to the Company relevant to SEAG's decision to acquire the Shares. Without limiting the foregoing, SEAG has had adequate opportunity to ask questions of, and to have agents ask questions of and receive answers from, responsible officers of the Company and to conduct any other investigation it deems necessary and appropriate concerning acquisition of the Shares. Except as set forth herein, the Company has made no representations or warranties to SEAG which have induced, persuaded or stimulated SEAG to acquire the Shares hereunder.

      1.4 SEAG acknowledges that the Company is relying upon the representations made herein in issuing the Shares hereunder without registration and in reliance upon Regulation S promulgated under the 1933 Act.

      1.5 SEAG agrees and acknowledges that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to any U.S. Person as defined in Regulation S, unless the Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

      1.6 SEAG is acquiring the Shares for its own account and not for the account or benefit of a U.S. Person as defined in Regulation S.

      1.7 The execution and delivery of this Agreement and the acquisition of the Shares, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by SEAG of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of SEAG or any indenture, mortgage, deed of trust, or other material agreement or instrument to which SEAG is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over SEAG or any of its properties or assets.

      1.8 All offers and sales of or in respect of, any of the Shares, by SEAG will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by the Company with any regulatory authority or stock exchange in any country or any political sub-division of any country.

      1.9 SEAG will not make any offer or sale of the Shares by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon the Company any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act.

      1.10 Neither SEAG nor any of its affiliates has entered, has the intention of entering, or will during any applicable restricted period enter into any put option, short position or other similar instrument or position with respect to any of the Shares or securities of the same class as the Shares.

2.  MISCELLANEOUS

      2.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      2.2 This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      2.3 The warranties and representations of SEAG contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance of Shares hereunder. SEAG shall indemnify and hold harmless the Company for and from any and all losses, claims, and damages incurred by the Company as a result or in connection with any misrepresentation by SEAG in connection with this transaction.

      2.4 Except as herein provided, any provision of this Agreement may be amended or waived only by a written instrument signed by the parties hereto.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.

Witness:                                  Celebrity Entertainment, Inc.

                                          By: /s/ J. William Metzger
                                          J. William Metzger, Exec. V.P.

Witness:                                  Signature Equities Agency GmbH

                                          By: /s/ Josef Hettrich

                                          Print Name and Title:
                                          Josef Hettrich, Managing Director